UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K with respect to the Convertible Notes (as defined therein), the Placement Agent Notes (as defined therein), and the Replacement Placement Agent Notes (as defined therein) is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 3.02 of this Current Report on Form 8-K with respect to the Convertible Notes (as defined therein), the Placement Agent Notes (as defined therein), and the Replacement Placement Agent Notes (as defined therein) is incorporated by reference into this Item 2.04.

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 31, 2022 (the “2021 Report”), and its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 24, 2023 (the “2022 Report” and together with the 2021 Report, the “Prior Reports”), in May 2021, as modified on December 10, 2021, Marizyme, Inc. (the “Company”) entered into an exclusive Placement Agency Agreement (the “Placement Agency Agreement”) with Univest Securities, LLC (“Univest”) pursuant to which Univest agreed to act as the Company’s exclusive placement agent for a private placement (the “Units Private Placement”) of up to $18,000,000 in units which, subsequent to certain modifications of the terms of such private placement, consisted of 10% Secured Convertible Promissory Notes (each, a “Convertible Note” and collectively, “Convertible Notes”), initially convertible into shares of common stock at a conversion price of $1.75 per share, subject to adjustment, and Class C Common Stock Purchase Warrants (each, a “Class C Warrant” and collectively, “Class C Warrants”), initially exercisable for shares of common stock at an exercise price of $2.25 per share, subject to adjustment. On January 24, 2022, the Company issued each of Univest and its designee, Bradley Richmond (“Mr. Richmond”), as a registered representative of Univest entitled to a portion of Univest’s compensation due to his employment terms, a Convertible Note in the principal amount of $120,000 and $180,000, respectively (collectively, the “Placement Agent Notes”), and a Class C Warrant for the purchase of 137,142 and 205,714 shares of common stock, subject to adjustment, respectively, in exchange for Univest’s and Mr. Richmond’s services provided to the Company in connection with the Company’s acquisition of My Health Logic Inc. (collectively, the “Placement Agent Class C Warrants”). In addition, as previously reported in the 2022 Report, on June 26, 2022, pursuant to the Placement Agency Agreement, in anticipation of the final closing of the Units Private Placement, in exchange for $100, the Company issued Univest a warrant for the purchase of 231,239 shares of common stock, and a warrant to Mr. Richmond, as a registered representative of Univest who is entitled to a portion of Univest’s compensation due to his employment terms, for the purchase of 347,039 shares of common stock (the “2022 Placement Agent Warrants”), each of which was initially exercisable at $1.75 per share, subject to adjustment.

Separately, as previously reported in the Prior Reports, on January 26, 2022 and February 14, 2022, the Company granted Mr. Richmond two warrants (the “Consultant Warrants”) to purchase up to 150,000 shares of common stock at an exercise price of $0.01 per share as compensation for certain services. Mr. Richmond fully exercised both of the Consultant Warrants for 300,000 shares of common stock in March 2022 (the “Consultant Shares” and together with the Placement Agent Notes, the Placement Agent Class C Warrants, and the 2022 Placement Agent Warrants, the “Cancelled Securities”).

On February 14, 2022, the Company filed a registration statement on Form S-1, which was subsequently amended on certain dates (the “Withdrawn Registration Statement”), relating to the Company’s proposed underwritten public offering (the “Offering”). Univest was named as the representative of the underwriters of the Offering. As previously reported in the 2022 Report, the staff (“FINRA Staff”) of the Corporate Financing Department of the Financial Industry Regulatory Authority, Inc. (“FINRA”) determined that the sales of the Placement Agent Notes, the Placement Agent Class C Warrants, the 2022 Placement Agent Warrants, the Consultant Shares, as well as a grant of a stock option to Mr. Richmond constituted underwriting compensation in connection with the Company’s proposed public offering pursuant to FINRA Rule 5110, based on the FINRA Staff’s interpretation of such rule. Consequently, each of Univest and Mr. Richmond, pursuant to a letter agreement entered into with the Company, dated October 28, 2022, addressed and submitted to the FINRA Staff (the “October 2022 Letter Agreement”), agreed to forego their applicable rights to these securities. Pursuant to the October 2022 Letter Agreement, the parties thereto agreed that the cancellation or disposal of the aforementioned securities shall be without recourse by either Univest or Mr. Richmond. Accordingly, the Placement Agent Notes, the Placement Agent Class C Warrants, the 2022 Placement Agent Warrants, and the Consultant Shares were subsequently cancelled, and the Company and Mr. Richmond agreed to the transfer of his stock option to a Company designee who is unaffiliated with Mr. Richmond.

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As previously reported in its Current Report on Form 8-K filed on April 20, 2023, on April 13, 2023, the Company delivered offer letter agreements (the “Somahlution Warrant Offer Letter Agreements”) to the holders of warrants (the “Somahlution Warrants”) issued in connection with the Company’s acquisition of Somahlution, Inc., a Delaware corporation, and the assets of its affiliates (the “Somahlution Warrant Holders”). The Somahlution Warrant Offer Letter Agreements offered to allow the Somahlution Warrant Holders to exercise the Somahlution Warrants to purchase the number of restricted shares of common stock issuable under their Somahlution Warrants at an exercise price reduced by the Company from $5.00 per share to $0.10 per share, on or prior to April 21, 2023, for maximum total cash proceeds of $299,995.50. Four of the Somahlution Warrant Holders entered into Somahlution Warrant Offer Letter Agreements and exercised their Somahlution Warrants to purchase a total of 2,652,159 shares of common stock for gross proceeds of approximately $265,216 the (the “Somahlution Warrant Exercise”). Univest, as the Company’s placement agent, which facilitated the Somahlution Warrant Exercise, waived any fees or reimbursable expenses that would otherwise have been payable with respect to the Somahlution Warrant Exercise pursuant to the Placement Agency Agreement.

The Convertible Notes and the Class C Warrants provide, and the Placement Agent Notes, the Placement Agent Class C Warrants, and the 2022 Placement Agent Warrants provided prior to their cancellation, that a lower price per share or more favorable terms under certain subsequent equity issuances will be or would have been applicable to the conversion or exercise rights under the 10% Convertible Notes, the Class C Warrants, and the 2022 Placement Agent Warrants, respectively. In addition, under a Letter Agreement between the Company and Univest as placement agent for the investors in the Units Private Placement, dated January 12, 2023 (the “Univest Letter Agreement”), the parties agreed that simultaneously with any adjustment to the Exercise Price (as defined in each of the Class C Warrants) under the Class C Warrants as a result of certain equity issuances, the number of shares of common stock that may be purchased under the Class C Warrants will be increased such that the Aggregate Exercise Price (as defined in each of the Class C Warrants) of such shares will be the same as the Aggregate Exercise Price in effect immediately prior to the adjustment, without regard to any limitations on exercise contained in the Class C Warrants, including any beneficial ownership limitation. The Univest Letter Agreement did not expressly apply to the Placement Agent Class C Warrants or the 2022 Placement Agent Warrants, which had previously been cancelled as described above.

As a result of the Somahlution Warrant Exercise and pursuant to the adjustment provisions described above, the conversion price of the Convertible Notes and the exercise price of the Class C Warrants were both adjusted to $0.10 per share of common stock. As a result of these adjustment provisions and the conversion or exercise terms of the Convertible Notes and Class C Warrants, the aggregate number of shares into which the Convertible Notes may be converted or the Class C Warrants may be exercised to purchase adjusted upwards proportionately.

On April 21, 2023, prior to the effectiveness of the Withdrawn Registration Statement, the Company filed an application with the Securities and Exchange Commission (the “SEC”) for the withdrawal of the Withdrawn Registration Statement, including all amendments and exhibits to the Withdrawn Registration Statement. The application for withdrawal stated that the Company did “not intend to pursue the contemplated public offering at this time”. Pursuant to Rule 477 under the Securities Act of 1933, as amended (the “Securities Act”), the application was deemed granted at the time the application was filed, because it was filed before the effective date of the Withdrawn Registration Statement, and the Commission did not notify the Company that the application for withdrawal would not be granted within 15 calendar days after the Company had filed the application.

On June 22, 2023, Univest and Mr. Richmond requested through counsel that the Company either reissue the Cancelled Securities or issue them new securities with equivalent terms and conditions, in light of the fact that the Company was not proceeding with the Offering. On July 16, 2023, Univest and Mr. Richmond communicated through counsel that they believed that the Cancelled Securities should be reissued as if they were never canceled, meaning that they should have all of the adjusted terms that may have applied to the Cancelled Securities had they not been cancelled.

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Pursuant to these requests, on July 25, 2023, the Company approved the grant of the following securities to Univest and Mr. Richmond: (i) Convertible Notes (the “Replacement Placement Agent Notes”) with terms and conditions equivalent to or at least as favorable as those that would have applied to each of the respective Placement Agent Notes, such that, among other adjustments, the principal and any accrued interest under the Replacement Placement Agent Notes is convertible into shares of common stock at $0.10 per share, subject to adjustment, reflecting adjustments to their terms equivalent to those that applied to the Convertible Notes as a result of the Somahlution Warrant Exercise, and with principal increased to reflect the amount of interest that would have been incurred under the respective Placement Agent Notes up to the date of issuance, such that the adjusted principal under the Replacement Placement Agent Notes is $137,983.56 and $206,975.34, respectively, being the original principal under the Placement Agent Notes plus pre-issuance interest that would have accrued since the date of the issuance of the Placement Agent Notes as of July 25, 2023, maturing on July 25, 2025, such that up to 1,683,131 and 2,524,697 shares of common stock are issuable upon conversion thereof if held to maturity, subject to adjustment, without regard to any beneficial ownership limitation or any other conversion limitations or restrictions therein or conversion rights waivers applicable thereto; (ii) Class C Warrants (the “Replacement Placement Agent Class C Warrants”) with terms and conditions equivalent to or at least as favorable as those that would have applied to each of the respective Placement Agent Class C Warrants, reflecting adjustments to their terms equivalent to those that applied to the Class C Warrants as a result of the Somahlution Warrant Exercise such that the exercise price per share of the Replacement Class C Warrants is $0.10 per share, subject to adjustment, and the number of shares of common stock issuable upon exercise of each of the Replacement Class C Warrants reflecting a proportional increase relative to the number of shares issuable under the respective Placement Agent Class C Warrants equivalent to the difference between the exercise price per share of the Placement Agent Class C Warrants and the exercise price of such Replacement Class C Warrants, such that up to 3,548,148 and 5,322,223 shares of common stock, respectively, are issuable upon exercise thereof, subject to adjustment, without regard to any beneficial ownership limitation or any other exercise limitations or restrictions therein or exercise rights waivers applicable thereto; (iii) Placement Agent Warrants (the “Replacement Placement Agent Warrants”) with terms and conditions equivalent to or at least as favorable as those that would have applied to those that applied to each of the respective 2022 Placement Agent Warrants, reflecting adjustments to their terms equivalent to those that applied to the Class C Warrants as a result of the Somahlution Warrant Exercise such that the exercise price per share of the Replacement Placement Agent Warrants is $0.10 per share, subject to adjustment, and the number of shares of common stock issuable upon exercise of each of the Replacement Placement Agent Warrants reflecting a proportional increase relative to the number of shares issuable under the respective 2022 Placement Agent Warrants equivalent to the difference between the exercise price per share of the 2022 Placement Agent Warrants and the exercise price of the Replacement Placement Agent Warrants, such that up to 4,048,782 and 6,073,182 shares of common stock, respectively, are issuable upon exercise thereof, subject to adjustment, without regard to any beneficial ownership limitation or any other exercise limitations or restrictions therein or exercise rights waivers applicable thereto; and (iv) 300,000 shares of common stock to Mr. Richmond, being the same number of shares as the Consultant Shares (the “Replacement Consultant Shares” and together with the Replacement Placement Agent Notes, the Replacement Placement Agent Class C Warrants, and Replacement Placement Agent Warrants, the “Replacement Placement Agent and Consultant Securities”). In connection with these grants, each of Univest and Mr. Richmond agreed to waivers of any registration rights that would have been applicable to each of the Replacement Placement Agent Notes, the Replacement Placement Agent Class C Warrants, and the Replacement Placement Agent Warrants.

As previously reported in the Amendment No. 1 to the Current Report on Form 8-K filed by the Company on July 31, 2023, each of the Convertible Notes provides that any default on indebtedness of more than $100,000, other than indebtedness under the respective Convertible Notes, will also result in default under the Convertible Notes. The Convertible Notes provide that such default is not subject to any cure period. Due to the non-repayment of the initial principal amount of $1,000,000 under an Unsecured Subordinated Convertible Promissory Note issued to Walleye Opportunities Master Fund Ltd by the maturity date, or May 7, 2023, on the same date the Company defaulted under the Convertible Notes. The Convertible Notes provide that due to this default, the Company became obligated to pay 135% of the outstanding principal amount under each of the Convertible Notes on the date on which the default occurred (the “Mandatory Default Amount”). The Mandatory Default Amount may be declared due by each holder immediately. Assuming that this default would have applied to the Placement Agent Notes if they had not been cancelled, and assuming that each of the Replacement Placement Agent Notes are also subject to immediate payment of the applicable Mandatory Default Amount, the aggregate Mandatory Default Amount that may be due under the Replacement Placement Agent Notes would be $456,929, or approximately $0.1 million more than would otherwise have been due under the Placement Agent Notes on the date of the default had they been outstanding on that date.

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Under the Unit Purchase Agreement entered into on May 27, 2021 with certain holders of several of the Convertible Notes, each of the Company’s subsidiaries entered into a guaranty to guarantee the repayment of the Company’s obligations under the Convertible Notes, and the Company and its subsidiaries entered into security agreements granting security interests in all of their respective assets for up to the dollar value owed under the respective Convertible Notes. The respective Convertible Notes were issued for aggregate principal of approximately $1.2 million. Under each Unit Purchase Agreement entered into with respect to subsequent issuances of the Convertible Notes, including the Unit Purchase Agreement entered into with each of Univest and Mr. Richmond in connection with the issuance of the Placement Agent Notes, the Company and its subsidiaries were obligated to enter into similar security agreements and guaranties, but did not do so.

Univest and Mr. Richmond have not exercised any remedies applicable to the Replacement Placement Agent Notes as of the date of this report. In the event that the balance owed under the Replacement Placement Agent Notes, including the respective Mandatory Default Amount, is not repaid upon demand, Univest and Mr. Richmond may seek to take possession of some or all of the Company’s and its subsidiaries’ assets, force the Company and its subsidiaries into bankruptcy proceeds, or seek other legal remedies against the Company and its subsidiaries. In such event, the Company’s business, operating results and financial condition may be materially adversely affected.

The sale of the Replacement Placement Agent and Consultant Securities described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”) for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Class C Common Stock Purchase Warrant, dated July 25, 2023, issued to Univest Securities, LLC
4.2	Class C Common Stock Purchase Warrant, dated July 25, 2023, issued to Bradley Richmond
4.3	10% Secured Convertible Promissory Note, dated July 25, 2023, issued to Univest Securities, LLC
4.4	10% Secured Convertible Promissory Note, dated July 25, 2023, issued to Bradley Richmond
4.5	Placement Agent Warrant, dated July 25, 2023, issued to Univest Securities, LLC
4.6	Placement Agent Warrant, dated July 25, 2023, issued to Bradley Richmond
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2023	MARIZYME, INC.

	By:	/s/ David Barthel
David Barthel
Chief Executive Officer

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